PRESS RELEASE

September 16, 2004

Hills Bancorporation is pleased to announce the election of James A. Nowak as a Director of Hills Bancorporation and its wholly-owned subsidiary, Hills Bank and Trust Company.

A Cedar Rapids, Iowa resident, Mr. Nowak graduated from the University of Wisconsin at Madison, with a Bachelors of Business Administration degree in accounting. He is a Certified Public Accountant and, from 1976 to his retirement in July of 2004, was an Audit and Accounting Partner with McGladrey and Pullen, LLP (“McGladrey”). Most recently, he served as the location leader of the Cedar Rapids office of McGladrey. Mr. Nowak had Securities Exchange Commission (“SEC”) reporting responsibilities for McGladrey clients. Mr. Nowak will serve on the Audit Committee of Hills Bancorporation and he has been designated as the audit committee financial expert as defined by the SEC.

Hills Bank and Trust Company is a locally-owned financial institution chartered in 1904, with 12 locations in Washington, Johnson and Linn Counties in Iowa.